Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference, of the report of Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.) dated June 18, 2010 relating to the consolidated financial statements of Central Bancorp, Inc. and Subsidiary, as of, and for the year ended March 31, 2010 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-87005, 333-49264 and 333-136234).

/s/ Caturano and Company, Inc. Boston, Massachusetts
June 17, 2011